EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement (File No. 333-147334) on Form S-8 of NovaBay Pharmaceuticals, Inc. of our report dated February 8, 2008 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of NovaBay Pharmaceuticals, Inc. for the year ended December 31, 2007.

/s/ Davidson & Company LLP
Chartered Accountants

Vancouver, Canada

March 14, 2008